Exhibit 99.1

Sacks Parente Golf, Inc. Reports Financial Results for First Half 2023 and Provides Corporate Update

Camarillo, CA., September 18, 2023 – Sacks Parente Golf, Inc. (NASDAQ:SPGC), (the “Company” or “Sacks Parente”), a technology-forward golf company with a growing portfolio of golf products, including putting instruments, golf shafts, golf grips, and other golf-related accessories, reports its financial results for the quarter ended June 30, 2023, and provides a business update.

Recent Corporate Highlights

●	Closed Initial Public Offering (IPO) transaction in mid-August that raised $11.6 million in proceeds, net of underwriting fees
●	Introduced the Innovative Series 91 “The Duke” putter inspired by PGA TOUR Champions player Ken Duke
●	Ken Duke won his first PGA TOUR Champions title at the Shaw Charity Classic using a Sacks Parente Series 66 Anser-style putter

Timothy Triplett, Sacks Parente Golf’s Chief Executive Officer, commented, “Our recent IPO represents a new beginning for Sacks Parente, as the capital raised will help us to expand our product offerings beyond cutting-edge putters and into cutting-edge shafts, and further penetrate the rapidly growing Asian golf markets. The IPO proceeds also allowed us to repay nearly $1 million in debt to become a debt-free company.

“The revenue generated in the first half of 2023 was before our recent IPO. We continue to develop as a company as we carefully hone what we believe to be a superior line of golf technology for professional and weekend golfers alike. We look forward to communicating with our stockholders and future customers about our entire line of products and to demonstrating significant shareholder value.”

About Sacks Parente Golf

Sacks Parente Golf, Inc. is a technology-forward golf company, with a growing portfolio of golf products, including putting instruments, golf shafts, golf grips, and other golf-related products. The Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design while pioneering ultra-light carbon fiber putter shafts. In consideration of its growth opportunities in shaft technologies, in April of 2022 the Company expanded its manufacturing business to include advanced premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is the Company’s intent to manufacture and assemble substantially all products in the United States. The Company anticipates expansion into golf apparel and other golf-related product lines to enhance its growth. The Company’s future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand. The Company currently sells its products through resellers, the Company’s websites, and distributors in the United States, Japan, and South Korea.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Company:

Steve Handy, CFO

Sacks Parente Golf, Inc.

Email: investors@sacksparente.com

www.sacksparente.com

Investor Relations:

CORE IR

Email: investors@sacksparente.com

Phone: (516)222-2560

www.coreir.com

SACKS PARENTE GOLF, INC.

CONDENSED BALANCE SHEETS

(Unaudited - Amounts rounded to nearest thousands, except share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$9,000	$147,000
Restricted cash	-	24,000
Accounts receivable	8,000	2,000
Inventory, net of reserve for obsolescence of $98,000 and $73,000, respectively	95,000	142,000
Prepaid expenses and other current assets	3,000	16,000
Total Current Assets	115,000	331,000

Property and equipment, net	115,000	122,000
Right-of-use asset, net	50,000	22,000
Deferred offering costs	418,000	230,000
Deposits	5,000	5,000
Total Assets	$703,000	$710,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable and accrued expenses	$341,000	$97,000
Accrued payroll to executives	1,748,000	1,095,000
Lease liability, current	32,000	17,000
Equipment purchase obligation	-	15,000
Loans payable – related parties ($244,000 is past due)	559,000	537,000
Notes payable (past due)	404,000	384,000
Customer deposits	21,000	21,000
Total Current Liabilities	3,105,000	2,166,000

Lease liability, net of current	17,000	6,000
Total Liabilities	3,122,000	2,172,000

Common stock subject to possible redemption (561,375 shares at redemption price of $1.07)	600,000	420,000

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred stock $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 45,000,000 shares authorized, 10,834,495 and 10,784,495, shares issued and outstanding, respectively, excluding 561,375 shares subject to possible redemption at June 30, 2023 and December 31, 2022	108,000	108,000
Additional paid-in-capital	4,154,000	3,702,000
Accumulated deficit	(7,281,000)	(5,692,000)
Total Stockholders’ Deficiency	(3,019,000)	(1,882,000)

Total Liabilities and Stockholders’ Deficiency	$703,000	$710,000

SACKS PARENTE GOLF, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2023 and 2022

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net Sales	$47,000	$44,000	$137,000	$109,000
Cost of goods sold	32,000	23,000	78,000	43,000
Gross profit	15,000	21,000	59,000	66,000

Operating expenses
Selling, general and administrative expenses	647,000	1,724,000	1,563,000	1,909,000
Research and development	18,000	8,000	43,000	10,000
Total operating expenses	665,000	1,732,000	1,606,000	1,919,000

Loss from operations	(650,000)	(1,711,000)	(1,547,000)	(1,853,000)

Other expenses
Interest	(22,000)	(5,000)	(42,000)	(7,000)
Loss on extinguishment of debt	-	(574,000)	-	(574,000)
Total other expenses	(22,000)	(579,000)	(42,000)	(581,000)

Net loss	$(672,000)	$(2,290,000)	$(1,589,000)	$(2,434,000)

Net loss per share – basic and diluted	$(0.06)	$(0.21)	$(0.15)	$(0.24)

Weighted average common shares outstanding – basic and diluted	10,834,495	10,757,104	10,816,539	10,104,649

SACKS PARENTE GOLF, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2023 and 2022

(Unaudited)

(Amounts rounded to nearest thousands)

	Six Months Ended June 30,
	2023	2022

Cash Flows from Operating Activities
Net Loss	$(1,589,000)	$(2,434,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,000	3,000
Change in reserve for inventory obsolescence	25,000	(18,000)
Vesting of options	227,000	1,300,000
Vesting of restricted stock	-	25,000
Modification of equity awards	-	28,000
Loss on extinguishment of debt	-	574,000
Shares issued for services	225,000	-
Changes in ROU asset	15,000	4,000
Accrued interest	42,000	6,000
Changes in operating assets and liabilities
Accounts receivable	(6,000)	-
Inventory	22,000	(8,000)
Prepaids and other current assets	13,000	(25,000)
Deposits	-	(1,000)
Accounts payable and accrued expenses	67,000	57,000
Accrued payroll to officers	653,000	213,000
Lease liability	(17,000)	(4,000)
Deferred revenue	-	7,000
License obligation	-	(2,000)
Net cash used in operating activities	(313,000)	(275,000)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,000)	(35,000)
Net cash used in investing activities	(3,000)	(35,000)

Cash Flows from Financing Activities
Changes in loans from related parties	-	200,000
Payment of equipment purchase obligation	(15,000)	(14,000)
Deferred offering costs	(11,000)	(230,000)
Proceeds from private sale of common stock subject to possible redemption	180,000	-
Proceeds from sale of commons stock	-	420,000
Proceeds from convertible debt obligations	-	150,000
Net cash provided by financing activities	154,000	526,000

Net increase (decrease) in cash	(162,000)	216,000
Cash and restricted cash beginning of period	171,000	184,000
Cash and restricted cash end of period	$9,000	$400,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued on conversion of convertible debt obligations	$-	$1,050,000
Accrued deferred offering costs	$177,000	$-
New right of use asset and lease liability	$43,000	$34,000
Property and equipment purchased with debt	$-	$58,000

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